EXHIBIT 10.11(b)
AMENDMENT NO. 1
TO
CHANGE IN CONTROL AGREEMENT
     This AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT (the “Amendment)” is entered into as of May 24, 2005, by and between _______________, an individual (the “Executive”), and Superconductor Technologies Inc., a Delaware corporation (the “Company”), with reference to the following facts:
     A. The Company and Executive entered into a Change in Control Agreement dated as of March 28, 2003 (the “Agreement”).
     B. The parties wish to revise the terms and conditions of the Agreement to change the selection of the Auditors (as defined therein) who perform certain tax calculations from its regular outside auditor to a third party auditor due to heightened auditor independence requirements under the Sarbanes-Oxley Act of 2002 and related rules adopted by SEC and PCAOB.
     NOW, THEREFORE, based on the above premises and for good and valuable consideration, the parties agree as follows:
     1. Identity of Auditors. The Auditors in the Agreement shall be Deloitte & Touche LLP or another independent auditor selected by the Company if Deloitte & Touche LLP is not available. Accordingly, the first sentence of Section 3(b) of the Agreement is hereby amended and restated as follows to effect such change:
All mathematical determinations and all determinations of whether any of the Total Payments are “parachute payments” (within the meaning of section 280G of the Code) that are required to be made under this Section 3, shall be made by Deloitte & Touche LLP or another independent auditor selected by the Company if Deloitte & Touche is not available (the “Auditors”)”, who shall provide their determination (the “Determination”), together with detailed supporting calculations regarding the amount of any relevant matters, both to the Company and to the Executive within seven (7) business days of the Executive’s termination date, if applicable, or such earlier time as is requested by the Company or by the Executive.
     2. General. Capitalized terms not defined in this Amendment shall have the meaning set forth in the Agreement. This Amendment and the Agreement constitute the parties’ entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered or modified except by a writing signed by the parties. Except as expressly modified herein, the Agreement shall remain in full force and effect, and to the extent reasonably applicable, the provisions of Section 5 (Miscellaneous) of such agreement are hereby incorporated herein and made a part hereof. This Amendment may be executed in counterparts and by facsimile.
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Signature Page to Amendment No. 1 To Change In Control Agreement
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

EXECUTIVE

COMPANY Superconductor Technologies Inc.

By:	Jeffrey A. Quiram, President and CEO

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